                                                                    Exhibit 99.2







FRED MEYER, INC. 401(k) SAVINGS
PLAN FOR COLLECTIVE BARGAINING
UNIT EMPLOYEES
FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULE
AS OF DECEMBER 31, 1999 AND
FOR THE PERIOD FROM JULY 1, 1999 THROUGH
DECEMBER 31, 1999

FRED MEYER, INC. 401(k) SAVINGS PLAN FOR COLLECTIVE
BARGAINING UNIT EMPLOYEES
TABLE OF CONTENTS


                                                                            PAGE

Report of Independent Accountants..........................................   1

Financial Statements:
     Statement of Net Assets Available for Benefits........................   2
     Statement of Changes in Net Assets Available for Benefits.............   3
     Notes to the Financial Statements ....................................   4

Supplemental Schedule:
     Schedule of Assets Held for Investment Purposes at End of Period*.....   9


* Other schedules required by Section 2520.103-10 of the Department of Labor's Rules and Regulations of Reporting and Disclosure under ERISA have been omitted because they are not applicable.

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Participants and Administrator of the Fred Meyer, Inc. 401(k) Savings Plan for Collective Bargaining Unit Employees

We have audited the accompanying statement of net assets available for benefits (modified cash basis) of the Fred Meyer, Inc. 401(k) Savings Plan for Collective Bargaining Unit Employees (the Plan) as of December 31, 1999, and the related statement of changes in net assets available for benefits (modified cash basis) from July 1, 1999 to December 31, 1999. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2, these financial statements and supplemental schedule were prepared on a modified cash basis of accounting, which is a comprehensive basis of accounting other than generally accepted accounting principles.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1999, and the changes in net assets available for benefits for the period from July 1, 1999 to December 31, 1999, on the basis of accounting described in Note 2.

Our audit was performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule (modified cash basis) of Assets Held for Investment Purposes at End of Year is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements, and in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


(PricewaterhouseCoopers LLP)
PricewaterhouseCoopers LLP

Portland, Oregon
June 27, 2000

FRED MEYER, INC. 401(k) SAVINGS PLAN FOR COLLECTIVE
BARGAINING UNIT EMPLOYEES
STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 1999


                                     ASSETS

Investments - at fair value (Note 6)                                 $41,338,502
Participant loans                                                      1,917,613
                                                                     -----------

         Net assets available for benefits                           $43,256,115
                                                                     ===========

    The accompanying notes are an integral part of the financial statements.

                                       2

FRED MEYER, INC. 401(k) SAVINGS PLAN FOR COLLECTIVE
BARGAINING UNIT EMPLOYEES
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE PERIOD FROM JULY 1, 1999 TO DECEMBER 31, 1999

Additions
  Assets transferred from Smith's Food & Drug 401(k) Savings (Active Union):
     Transferred assets                                                                   $36,488,661
     Transferred loans (net of forfeitures)                                                 1,872,704
                                                                                          -----------
     Total Transfers                                                                       38,361,365
                                                                                          -----------
  Investment income:
     Net appreciation in fair value of investments                                          2,101,724
     Interest and dividends                                                                   827,546
                                                                                          -----------
     Net investment income                                                                  2,974,270
                                                                                          -----------

  Contributions:
     Participant                                                                            3,241,763
                                                                                          -----------

     Total additions                                                                       44,577,398

Deductions - benefit payments to participants                                               1,321,283
                                                                                          -----------

     Net increase in net assets available for benefits                                     43,256,115

Net assets available for benefits, beginning of period                                             --
                                                                                          -----------

Net assets available for benefits, end of period                                          $43,256,115
                                                                                          ===========

    The accompanying notes are an integral part of the financial statements.

FRED MEYER, INC. 401(k) SAVINGS PLAN FOR COLLECTIVE
BARGAINING UNIT EMPLOYEES
NOTES TO THE FINANCIAL STATEMENTS


1.   DESCRIPTION OF THE PLAN

     The following description of the Fred Meyer, Inc. 401(k) Savings Plan for Collective Bargaining Unit Employees (the Plan) is provided for general information purposes only. Participants should refer to the Plan agreement for more complete information.

     GENERAL
     The Plan is sponsored by Fred Meyer, Inc., a Delaware corporation, and its wholly-owned subsidiaries (collectively referred to as the Company). It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The Plan is a defined contribution plan for the benefit of the employees of the Company. All employees who are 21 years of age and older and covered by a collective bargaining agreement, are eligible to participate after completing one year of service. On July 1, 1999, certain assets of collective bargaining unit employees participating in Smith's Food & Drug 401(k) Savings Plan were transferred to the Fred Meyer, Inc. 401(k) Savings Plan for Collective Bargaining Unit Employees due to the merger between Fred Meyer, Inc. and Smith's Food & Drug Centers, Inc.

     CONTRIBUTIONS
     Contributions to the Plan consist of contributions made by qualified employees to a trust. Employees could make elective contributions to the Plan of up to a maximum 18% of their compensation established by the Administrative Committee. The Administrative Committee may fix lower maximum elective contribution percentages for highly compensated employees to avoid exceeding set limits.

     Employees may also rollover funds contributed to a conduit individual retirement account or other tax-qualified plans subject to approval by the Administrative Committee.

     PARTICIPANT ACCOUNTS
     Each participant's account is credited with the participant's contribution and an allocation of Plan earnings or losses. Allocations are based on participant earnings/losses or account balances, as defined. The benefit to which a participant is entitled is the benefit that could be provided from the account.

     VESTING
     All accounts of a participant are fully vested at all times.

FRED MEYER, INC. 401(k) SAVINGS PLAN FOR COLLECTIVE
BARGAINING UNIT EMPLOYEES
NOTES TO FINANCIAL STATEMENTS, CONTINUED


1.   DESCRIPTION OF THE PLAN (CONTINUED)

     PARTICIPANT LOANS
     Participants may borrow from their plan account a minimum of $1,000 up to a maximum of $50,000 or 50 percent of their account balance, whichever is less. The loans are secured by the balance in the participant's account and bear interest at rates that range from 8.25 percent to 10.00 percent, which are commensurate with local prevailing rates as determined quarterly by the Plan administrator.

     INVESTMENT OPTIONS
     The Plan is comprised of The Kroger Co.'s common stock and nine T. Rowe Price mutual and trust funds - Blue Chip Growth Fund, Equity Income Fund, Blended Summit Cash Reserve Fund, Balanced Fund, Small Cap Stock Fund, Mid Cap Growth Fund, Bond Indexed Trust, International Stock Fund and Equity Index Trust. The investment strategies of these funds are as follows:

     Blue Chip Growth Fund (BCG) - The fund's investment objective is to provide long-term capital growth. Income is a secondary objective.

     Equity Income Fund (EIF) - The fund's investment objective is to provide substantial dividend income as well as long-term capital appreciation through investments in common stocks of established companies.

     Blended Summit Cash Reserve Fund (FMSCR) - The fund's investment objective is the preservation of capital and liquidity and, consistent with these, the highest possible current income.

     Balanced Fund (BAL) - The fund's investment objective is to provide capital appreciation, current income and preservation of capital through a portfolio of stocks and fixed income securities.

     Small Cap Stock Fund (SCS) - The fund's investment objective is to provide long-term capital growth by investing primarily in stocks of small companies.

     Mid Cap Growth Fund (MCG) - The fund's investment objective is to provide long-term capital appreciation by investing in mid cap stocks offering the potential for above average earnings growth.

     Bond Indexed Trust (BIT) - The investment objective of the trust is to track returns associated with government bonds.

     International Stock Fund (ISF) - The fund's investment objective is long-term growth of capital through investments primarily in common stocks of established, non-U.S. companies.

FRED MEYER, INC. 401(k) SAVINGS PLAN FOR COLLECTIVE
BARGAINING UNIT EMPLOYEES
NOTES TO FINANCIAL STATEMENTS, CONTINUED


1.   DESCRIPTION OF THE PLAN (CONTINUED)

     INVESTMENT OPTIONS (CONTINUED)
     Equity Index Trust (EIT) - The fund's investment objective is to match the performance of the Standard & Poor's 500 Stock Index (S&P 500). The S&P 500 is made up of primarily large capitalization companies that represent a broad spectrum of the U.S. economy and about 70% of the U.S. stock market's total capitalization.

     Rollovers - The Administrative Committee determined that rollovers from other plans would be allowed and invested as the participant directs.

     BENEFITS
     Participants are entitled to the benefit that could be provided by their contributions and income thereon (including net realized and unrealized investment gains and losses) allocated to their accounts. All retirement (normal retirement age is 65), disability benefits, and beneficiary death benefits are paid in a lump sum or in a partial lump sum. Death benefits are paid to beneficiaries in a lump sum.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF ACCOUNTING
     The financial statements and supplemental schedules of the Plan were prepared using the modified cash basis of accounting, which is the equivalent of the accrual basis except that certain income receivable, contributions receivable and plan accrual balances are not recorded. This practice is not in accordance with generally accepted accounting principles, but is permitted under ERISA.

     INVESTMENT VALUATION AND INCOME RECOGNITION
     The Plan's investments are stated at fair value. Quoted market prices are used to value investments. Shares of mutual funds are valued at the net asset value of shares held by the Plan at year-end. Purchases and sales of securities are recorded on a trade-date basis. Interest income and dividend income are recorded at the date received by the Plan. Investment advisors under the supervision of the Plan's Administrative Committee manage these investments.

     PAYMENT OF BENEFITS
     Benefits are recorded when paid.

     FEES AND EXPENSES
     The Plan provides that the Company will pay the administrative costs and expenses of the Plan including the trustee and management fees. Such costs not paid by the Company are paid from the Plan assets.

FRED MEYER, INC. 401(k) SAVINGS PLAN FOR COLLECTIVE
BARGAINING UNIT EMPLOYEES
NOTES TO FINANCIAL STATEMENTS, CONTINUED


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     USE OF ESTIMATES
     The preparation of financial statements in conformity with the modified cash basis of accounting requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.


3.   RELATED-PARTY TRANSACTIONS

     Certain Plan investments are shares of mutual funds managed by T. Rowe Price. T. Rowe Price is the trustee as defined by the Plan and, therefore, these transactions qualify as party-in-interest transactions. Fees paid for the management of the investments were paid for by the sponsor company which amounted to $5,000 for the period from July 1, 1999 through December 31, 1999.


4.   PLAN TERMINATION

     Although the Company presently has no plans to terminate the Plan, it may do so at its sole discretion. In no event shall any part of the trust's assets be used for any purpose other than for the exclusive benefit of the participants or their beneficiaries.


5.   TAX STATUS

     The Plan obtained its latest determination letter on April 21, 1998, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code (IRC). The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the IRC. Therefore, no provision for income taxes has been included in the Plan's financial statements.

FRED MEYER, INC. 401(k) SAVINGS PLAN FOR COLLECTIVE
BARGAINING UNIT EMPLOYEES
NOTES TO FINANCIAL STATEMENTS, CONTINUED


6.   INVESTMENTS

     The Plan's assets held for investment purposes at December 31 are presented in the following table:

         The Kroger Co. common stock, 7,620 shares                               $   143,825
         T. Rowe Price Blue Chip Growth Fund, 522,562 shares                      18,989,927 *
         T. Rowe Price Equity Income Fund, 8,722 shares                              216,399
         T. Rowe Price Blended Summit Cash Reserve Fund, 3,833,543 shares          3,833,543 *
         T. Rowe Price Balanced Fund, 308,473 shares                               6,073,836 *
         T. Rowe Price Small Cap Stock fund, 2,013 shares                             45,904
         T. Rowe Price Mid Cap Growth Fund, 141,776 shares                         5,689,465 *
         T. Rowe Price Bond Indexed Trust, 232,282 shares                          3,533,014 *
         T. Rowe Price International Stock Fund, 93,302 shares                     1,775,546
         T. Rowe Price Equity Index Trust, 26,915 shares                           1,037,043
         Participant loans                                                         1,917,613
                                                                                 -----------

             Total assets held for investment purposes                           $43,256,115
                                                                                 ===========

         * Represents greater than 5% of net assets available for benefits.

                              SUPPLEMENTAL SCHEDULE

FRED MEYER, INC. 401(k) SAVINGS PLAN FOR COLLECTIVE
BARGAINING UNIT EMPLOYEES
SCHEDULE H PART 4 LINE i
SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES AT END OF PERIOD
DECEMBER 31, 1999


                                                                        (c)
                                                            DESCRIPTION OF INVESTMENT,
                          (b)                             INCLUDING MATURITY DATE, RATE                                   (e)
                  IDENTITY OF ISSUE,                     OF INTEREST, COLLATERAL, PAR, OR               (d)             CURRENT
(a)       BORROWER, LESSOR, OR SIMILAR PARTY                     MATURITY VALUE                      COST **             VALUE
---       ----------------------------------           ------------------------------------         ---------         -----------

 *        Participant loans                            Interest rates from 8.25% to 10.00%,
                                                         due from January 2000 to May 2025          $      --         $ 1,917,613
 *        The Kroger Co. Stock                         Company Stock                                       --             143,825
 *        T. Rowe Price Equity Index Trust             Common Trust                                        --           1,037,043
 *        T. Rowe Price International Stock Fund       Mutual Fund                                         --           1,775,546
 *        T. Rowe Price Bond Indexed Trust             Common Trust                                        --           3,533,014
 *        T. Rowe Price Mid Cap Growth Fund            Mutual Fund                                         --           5,689,465
 *        T. Rowe Price Small Cap Stock Fund           Mutual Fund                                         --              45,904
 *        T. Rowe Price Balanced Fund                  Mutual Fund                                         --           6,073,836
 *        T. Rowe Price Blended Summit Cash Reserve    Custom Fund                                         --           3,833,543
 *        T. Rowe Price Equity Income Fund             Mutual Fund                                         --             216,399
 *        T. Rowe Price Blue Chip Growth Fund          Mutual Fund                                         --          18,989,927

*  Represents party-in-interest.
** Historical cost has not been presented as all investments are participant directed.

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